Exhibit 10.1

BB&T Corporation

200 West Second Street

Winston-Salem, NC 27101

April 1, 2016

The Bank of New York Mellon Trust Company, N.A.

as Institutional Trustee and Delaware Trustee

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attn: Corporate Trust Administration

Re:	NPB Capital Trust III

Ladies and Gentlemen:

By virtue of the merger between National Penn Bancshares, Inc., a bank holding company incorporated in the Commonwealth of Pennsylvania (“National Penn”) and BB&T Corporation, a North Carolina corporation (“BB&T”), pursuant to the Agreement and Plan of Merger, dated as of August 17, 2015, by and between BB&T and National Penn (the “Merger Agreement”), BB&T, as the surviving corporation, does hereby agree, affirm and acknowledge that, effective as of the Effective Time (as defined in the Merger Agreement), it expressly assumes all the duties, warranties, and obligations of National Penn under (i) the Junior Subordinated Debt Securities due April 23, 2034 (the “Debt Securities”) issued pursuant to the Indenture, dated as of February 20, 2004, between National Penn and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to JPMorgan Chase Bank, as Trustee (the “Indenture”), (ii) the Indenture, (iii) the Amended and Restated Declaration of Trust of NPB Capital Trust III, dated as of February 20, 2004 (the “Declaration”), among National Penn, as Sponsor, The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to Chase Manhattan Bank USA, National Association, as Delaware Trustee, The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to JPMorgan Chase Bank, as Institutional Trustee, the Administrators named therein, and the holders from time to time of undivided beneficial interests in the assets of the Trust (as defined therein) and (iv) the Guarantee Agreement, dated as of February 20, 2004 (the “Guarantee”), between National Penn, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to JPMorgan Chase Bank, as Guarantee Trustee, for the benefit of the Holders (as defined therein) from time to time of the Capital Securities (as defined therein) of NPB Capital Trust III.

As to all matters relating to the Declaration, this letter shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws principles. Except as set forth in the immediately preceding sentence, this letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles other than Section 5-1401 of the New York General Obligations Law. The undersigned (i) irrevocably submits itself to the non-exclusive jurisdiction and venue of any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York in any action arising out of this letter, and (ii) consents to the service of process by mail.

[Signature page follows.]

Very truly yours,

BB&T CORPORATION

By:	/s/ Hal S. Johnson
Name:	Hal S. Johnson
Title:	Executive Vice President and Treasurer